Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Apria Healthcare Group Inc. 1997 Stock Incentive Plan of our report dated February 28, 1997, with respect to the consolidated financial statements and schedule of Apria Healthcare Group Inc. included in its Annual Report (Form 10-K) for the year ended
December 31, 1996, filed with the Securities and Exchange Commission.



                                     Ernst & Young LLP

Orange County, California            /s/  Ernst & Young LLP
December 19, 1997